THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT (i) UNDER COVER OF A REGISTRATION STATEMENT UNDER SUCH ACT WHICH IS EFFECTIVE AND CURRENT WITH RESPECT TO THIS WARRANT OR SUCH SHARES OF COMMON STOCK, AS THE CASE MAY BE, OR (ii) PURSUANT TO THE WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO PERMA-FIX ENVIRONMENTAL SERVICES, INC. TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR TRANSFER.




              PERMA-FIX ENVIRONMENTAL SERVICES, INC.

                      RYAN, BECK & CO., INC.

                               AND

                   LARKSPUR CAPITAL CORPORATION

                        WARRANT AGREEMENT

                   Dated as of January 25, 2000





     WARRANT AGREEMENT, dated as of January 25, 2000 by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Company"), RYAN BECK & CO, INC., and LARKSPUR CAPITAL CORPORATION (hereinafter referred to individually called a "Holder" or "Agent" and collectively, the "Holders" or the "Agents").

                       W I T N E S S E T H:

     WHEREAS, the Company proposes to issue to the Agents, or subject to the terms hereof, those permitted designees, warrants ("Warrants") to purchase up to an aggregate 150,000 shares of common stock of the Company, par value $.001 per share ("Common Stock");

     WHEREAS, the Agents have agreed pursuant to an agreement (the "Agreement") dated as of the date hereof by and among the Agents and the Company to provide certain services to the Company;

     WHEREAS, the Company proposes to issue to the Agents (and/or designees) the Warrants as a partial retainer for the Agents' services;

     WHEREAS, the Agents are "accredited investors," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act");

     WHEREAS, if either of the Agents designates any other party as a designee for the purpose of receiving any portion of the Warrants pursuant to the terms hereof, then, prior to receiving any of the Warrants as designee of the Agents, such designee must execute and deliver to the Company a written certification ("Certification"), the form and content of which must be satisfactory to the Company, in which such designee represents to the Company that such designee is an "accredited investor" under Rule 501 of Regulation D promulgated under the Act and how such designee is an accredited investor, and that such designee is acquiring such designated Warrants for the designees' own account, for investment purposes only and not with a view toward distribution or resale and agrees to be subject to and bound by all of the other conditions and provisions of this Agreement (including, but not limited to, the representations, warranties and covenants contained in Sections 3 and 7 hereof) and shall execute and deliver to the Company an agreement in form and substance substantially the same as this Agreement except for the name and number of Warrants to be issued to the designee;

     WHEREAS, the Common Stock is listed for trading on the Boston Stock Exchange and the National Association of Securities Dealers Automated Quotation SmallCap market ("NASDAQ"), and the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has been subject to such filing requirements for the past ninety (90) days; and

     WHEREAS, in reliance upon the representations made by the Agents in this Agreement, the transactions contemplated by this Agreement are such that the offer and purchase of securities hereunder will be exempt from registration under applicable federal securities laws because this is a private placement and intended to be a nonpublic offering pursuant to Sections 4(2) and/or 3(b) of the Securities Act and/or Regulation D promulgated under the Act.

     NOW, THEREFORE, in consideration of the premises, the payment by the Agents to the Company of an aggregate of twelve dollars and fifty cents ($12.50), the agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:

     1. Grant. The Agents are hereby granted Warrants providing the right to purchase in equal amounts, at any time and from the date hereof until 5:30 p.m., New York time, on January 25, 2005, up to an aggregate of 150,000 shares of Common Stock (the "Warrant Shares") at an initial exercise price (subject to adjustment as provided in Section 11 hereof) of $1.44 per share of Common Stock subject to the terms and conditions of this Agreement. Except as set forth herein, the Warrant Shares issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock that have been issued to the public. Anything to the contrary notwithstanding, the Company shall have the right to cancel 50% of the Warrants issued and then outstanding, on a pro rata basis among the registered holders of the Warrants thereof, in the event that no Transaction (as defined in the Agreement dated January 25, 2000 between Ryan, Beck & Co., Larkspur Capital Corporation and Perma-Fix Environmental Services, Inc. and its related subsidiaries) shall have occurred within one year from the date hereof. In the event any registered holder of the Warrants holds an odd number of Warrants at the time of cancellation of 50% of the Warrants issued and then outstanding by the Company, the number of Warrants held by such registered holder of the Warrants which are canceled shall be rounded up to the next highest whole number.

     2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

     3.   Representations, Warranties and Covenants of Holder.
Each of the Holders of Warrants and/or Warrant Shares hereby represents, warrants and covenants to the Company as follows:

          3.1 Investment Intent. The Holders represent and warrant that the Warrants are being, and any underlying Warrant Shares will be, purchased or acquired solely for the Holders' own account, for investment purposes only and not with a view toward the distribution or resale to others. The Holders acknowledge and understand that neither the Warrants nor Warrant Shares have been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in large part, upon the Holders' representations as to investment intention, investor status, and related and other matters set forth herein. The Holders understand that, in the view of the Securities and Exchange Commission (the "Commission"), among other things, a purchase with an intent to distribute or resell would represent a purchase and acquisition with an intent inconsistent with its representation to the Company, and the Commission might regard such a transfer as a deferred sale for which the registration exemption is not available.

          3.2 Certain Risk. The Holders recognize that the purchase of the Warrants or Warrant Shares involves a high degree of risk in that (a) although the Company has had an unaudited net income for the nine month period ended September 30, 1999, the Company did sustain losses through December 31, 1998, from its operations, and may require substantial funds for its operations; (b) that the Company has a substantial accumulated deficit; (c) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Warrants or Warrant Shares; (d) an investor may not be able to liquidate his investment; (e) transferability of the Warrants or Warrant Shares is extremely limited; (f) in the event of a disposition an investor could sustain the loss of his entire investment; (g) the Warrants represent non-voting equity securities, and the right to exercise such Warrants and purchase shares of voting equity securities in a corporate entity that has an accumulated deficit; (h) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of the Company, has been promised, assured, represented or warranted by the Company, or by any director, officer, employee, agent or representative thereof; and, (i) while the Common Stock is presently quoted and traded on the Boston Stock Exchange and the NASDAQ and while the Holders are a beneficiary of certain registration rights provided herein, the Warrants subscribed for and that are purchased under this Agreement and the Warrant Shares (a) are not registered under applicable federal or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, as more fully described herein, and (b) the Warrants subscribed for and that are to be purchased under this Agreement are not quoted, traded or listed for trading or quotation on the NASDAQ, or any other organized market or quotation system, and there is therefore no present public or other market for the Warrants, nor can there be any assurance that the Common Stock will continue to be quoted, traded or listed for trading or quotation on the Boston Stock Exchange or the NASDAQ or on any other organized market or quotation system.

          3.3 Prior Investment Experience. The Holders acknowledge that they have prior investment experience, including investment in non-listed and non-registered securities, or they have employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to them and to evaluate the merits and risks of such an investment on their behalf, and that they recognize the highly speculative nature of this investment.

          3.4 No Review by the Commission. The Holders hereby acknowledge that this offering of the Warrants has not been reviewed by the Commission because this private placement is intended to be a nonpublic offering pursuant to Sections 4(2) and/or 3(b) of the Act and/or Regulation D promulgated under the Act.

          3.5 Not Registered. The Holders understand that the Warrants and the Warrant Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Holders' investment intention. In this connection, the Holders understand that it is the position of the Commission that the statutory basis for such exemption would not be present if their representations merely meant that their intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise (assuming that a market develops), or for any other fixed period.

          3.6 No Public Market. The Holders understand that there is no public market for the Warrants. The Holders understand that although there is presently a public market for the Common Stock, including the Warrant Shares, Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one-year holding period following full payment of the consideration therefor prior to the resale (in limited amounts) of securities acquired in a nonpublic offering without having to satisfy the registration requirements under the Act. The Holders understand that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Exchange Act, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Holders understand and hereby acknowledge that the Company is under no obligation to register the Warrants or the Warrant Shares under the Act, except as set forth in Section 10 hereof.

          3.7 Sophisticated Investor. The Holders (a) have adequate means of providing for the Holders' current financial needs and possible contingencies and have no need for liquidity of the Holders' investment in the Warrants; (b) are able to bear the economic risks inherent in an investment in the Warrants and understand that an important consideration bearing on their ability to bear the economic risk of the purchase of Warrants is whether the Holders can afford a complete loss of the Holders' investment in the Warrants and the Holders represent and warrant that the Holders can afford such a complete loss; and (c) have such knowledge and experience in business, financial, investment and banking matters (including, but not limited to, investments in restricted, non-listed and non-registered securities) that the Holders are capable of evaluating the merits, risks and advisability of an investment in the Warrants.

          3.8 Tax Consequences. The Holders acknowledge that the Company has made no representation regarding the potential or actual tax consequences for the Holders which will result from entering into the Agreement. The Holders acknowledge that they bear complete responsibility for obtaining adequate tax advice regarding the Agreement.

          3.9 Commission Filing. The Holders acknowledge that they have been previously furnished with true and complete copies of the following documents which have been filed with the Commission pursuant to Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act, and that such have been furnished to the Holders a reasonable time prior to the date hereof: (i) Annual Report on Form 10-K for the year ended December 31, 1998 (the "Form 10-K"), as may be amended; (ii) the Company's Proxy Statement delivered to shareholders on or about November 10, 1999; and (iii) the information contained in any reports or documents required to be filed by the Company under Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act since the distribution of the Form 10-K.

          3.10 Documents, Information and Access. The Holders' decisions to purchase the Warrants are not based on any promotional, marketing or sales materials, and the Holders and their representatives have been afforded, prior to purchase thereof, the opportunity to ask questions of, and to receive answers from, the Company and its management, and has had access to all documents and information which Holders deem material to an investment decision with respect to the purchase of Warrants hereunder.

          3.11 No Commission. The Holders agree and acknowledge that no commission or other remuneration is being paid or given directly or indirectly for soliciting the subscription described hereunder.

          3.12 Reliance. The Holders understand and acknowledge that the Company is relying upon all of the representations, warranties, covenants, understandings, acknowledgments and agreements contained in this Agreement in determining whether to accept this subscription and to sell and issue the Warrants to the Holders.

          3.13 Accuracy or Representations and Warranties. All of the representations, warranties, understandings and acknowledgments that Holders have made herein are true and correct in all material respects as of the date of execution hereof. The Holders will perform and comply fully in all material respects with all covenants and agreements set forth herein, and the Holder covenants and agrees that until the acceptance of this Agreement by the Company, the Holders shall inform the Company immediately in writing of any changes in any of the representations or warranties provided or contained herein.

     4. Representations, Warranties and Covenants of the Company. In order to induce Holder to enter into this Agreement, the Company hereby represents, warrants and covenants to Holder as follows:

          4.1 Organization, Authority, Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and operate its properties and assets and to conduct and carry on its business as it is now being conducted and operated.

          4.2 Authorization. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations under and consummate the transactions contemplated by this Agreement. Upon the execution of this Agreement by the Company and delivery of the Warrants, this Agreement shall have been duly and validly executed and delivered by the Company and shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          4.3 No Commission. The Company agrees and acknowledges that no commission or other remuneration is being paid or given directly or indirectly for soliciting the issuance of the Warrants.

          4.4 Ownership of, and Title to, Securities. The Warrant Shares, if issued, will be, duly authorized, validly issued, fully paid and nonassessable shares of the capital stock of the Company, free of personal liability. Upon consummation of the issuance of the Warrants (and upon the exercise of the Warrants, in whole or in part) pursuant to this Agreement, the Holder will own and acquire title to the Warrants (and the Warrant Shares, as the case may be) free and clear of any and all proxies, voting trusts, pledges, options, restrictions, or other legal or equitable encumbrance of any nature whatsoever (other than the restrictions on transfer due to federal and state securities laws or as otherwise provided for in this Agreement or in the Warrants).

     5.   Exercise of Warrant.

          5.1 Method of Exercise. Subject to the terms hereof, the Warrants initially are exercisable at an aggregate initial exercise price per share of Common Stock set forth in Section 9 hereof payable by certified or cashier's check in New York Clearing House funds, subject to adjustment as provided in Section 11 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased pursuant to the terms hereof, at the Company's principal offices (presently located at 1940 NW 67th Place, Gainesville, FL 32653) the Holders shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holders thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Common Stock represented thereby. In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

          5.2 Exercise by Surrender of Warrants. In addition to the method of payment set forth in Section 5.1 and in lieu of any cash payment required thereunder, subject to the terms hereof, each Holder of the Warrants shall have the right at any time and from time to time to exercise the Warrants held by such Holder in full or in part by surrendering a Warrant Certificate in the manner specified in Section 5.1 in exchange for the number of Warrant Shares equal to the product of (x) the number of Warrant Shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 5.3 below) of the Warrant Shares less the Exercise Price and the denominator of which is such Market Price. Solely for the purposes of this paragraph, Market Price shall be calculated as the average of the Market Prices for each of the five trading days preceding the Notice Date.

          5.3 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be the average closing bid quotation of the Company's Common Stock (i) as reported on the NASDAQ for the last five (5) trading days, or (ii) if the Common Stock is not traded on NASDAQ, the average closing price as listed on a national securities exchange for the last five (5) trading days, or (iii) if no longer traded on NASDAQ or listed on a national securities exchange, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

     6. Issuance of Certificates. Upon the exercise of the Warrants or any portion thereof, the issuance of certificates for the Warrant Shares underlying such Warrants so exercised, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder exercising such Warrants, including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of the Holder thereof.

     The Warrants and the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company.

     7. Restriction on Transfer of Warrants or Warrant Shares. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof. The Holder of a Warrant Certificate, by its acceptance thereof, agrees that (i) no public distribution of Warrants or Warrant Shares will be made in violation of the provisions of the Act and the Rules and Regulations promulgated thereunder and (ii) during such period as delivery of a prospectus with respect to Warrants or Warrant Shares may be required by the Act, no public distribution of Warrants or Warrant Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with all applicable state securities laws. The Holder of each Warrant Certificate and each transferee thereof further agrees that if any distribution of any of the Warrants or Warrant Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after receipt by the Company of an opinion of its counsel, or an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Agreement. Any Warrant Shares issued upon exercise of the Warrants shall bear a legend to the following effect:

                    The securities represented by this
                    certificate have not been registered
                    under the Securities Act of 1933, as
                    amended (the "Act"), or qualified under
                    applicable state securities laws, and are restricted securities within the meaning of the Act. Such securities may not be sold or transferred, except pursuant to a registration statement under such Act and qualification under applicable state securities laws which are effective and current with respect to such securities or pursuant to an opinion of counsel reasonably satisfactory to the issuer of such securities that registration and qualification are not required under applicable federal or state securities laws or an exemption is available therefrom.

                    These securities are also subject to the registration rights set forth in that certain Warrant Agreement by and among Perma-Fix Environmental Services, Inc., (the "Company") Ryan, Beck & Co., Inc., and Larkspur Capital Corporation, dated as of January 25, 2000, a copy of which is on file at the Company's Principal Executive Office.

     8. Warrant Holder Not Shareholder. A Warrant Certificate shall not be deemed to confer upon the Holder any right to vote the Warrant Shares or to consent to or receive notice as a shareholder of the Company as such, because of the Warrant Certificate, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder.

     9.   Exercise Price.

          9.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 11 hereof, the initial exercise price of each Warrant shall be $1.44 per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 11 hereof.

          9.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

     10.  Registration Rights.

          10.1 Piggyback Registration. Subject to the terms of this Section 10, if, at any time commencing after the date hereof and expiring seven (7) years from the effective date, the Company proposes to register any of its equity securities under the Act (other than a registration statement (i) on Form S-8 or any successor form to such form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form to such form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of Common Stock, (iv) in connection with an offering solely to employees of the Company or its subsidiaries, or
(v) relating to a transaction pursuant to Rule 145 of the Act), it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to each Holder of its intention to do so. If any Holder notifies the Company within twenty (20) business days after receipt of any such notice of its desire to include any such securities in such proposed registration statement, the Company shall afford any such Holder of the opportunity to have any such Warrant Shares held by such Holder or Warrant Shares underlying Warrants held by such Holder, registered under such registration statement (sometimes referred to herein as the "Piggyback Registration").

          Notwithstanding the provisions of this Section 10.1, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 10.1 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

          If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their reasonable opinion based upon market conditions the number of securities requested to be included in such registration exceeds the number that can be sold in such offering or would impair the pricing of such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, up to the full number of applicable Common Stock requested to be included in such registration by holders of Common Stock with prior or superior piggyback registration rights, (iii) third, the number of applicable Warrant Shares requested to be included in such registration, pro rata among the Holders on the basis of the number of shares requested by such holders to be included and which, in the opinion of the managing underwriter, can be sold without adversely affecting the price range or probability of success of such offering, and (iv) fourth, other securities to be included in such registration.

      10.2 Demand Registration.

               (a) Subject to the terms of this Section 10, at any time after the date hereof and expiring five (5) years from the effective date, the Holders representing a "Majority" (as hereinafter defined) of the Warrant Shares (assuming the exercise of all the Warrants) shall have the right (which right is in addition to the registration rights under Section 10.1 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion only, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for Ryan Beck & Co., Inc., in order to comply with the provisions of the Act, so as to permit a public offering and the sale of their respective Warrant Shares for nine (9) consecutive months by such Holders and any other Holder notifying the Company within ten (10) days after receiving notice from the Company of such request.

            (b) The Company covenants and agrees to give written notice of any registration request under this Section 10.2 by any Holder to each Holder within ten (10) days from the date of the receipt of any such registration request.

               (c) Notwithstanding anything to the contrary contained herein, if the Company is obligated to file a registration statement covering the Warrant Shares under Section 10.2(a) but shall not have filed a registration statement for the Warrant Shares within the time period specified in Section
10.3 hereof pursuant to the written notice specified in Section 10.2(a) of a Majority of the Holders, which time period shall be extended pursuant to 10.2(d) below, the Company shall have the option, but not the obligation, upon the written notice of election of a Majority of the Holders to repurchase (i) any and all Warrant Shares at the higher of the Market Price per share of Common Stock on (y) the date of the notice sent pursuant to
Section 10.2(a) or (z) the expiration of the period specified in Section 10.3(a) and (ii) any and all Warrants at such Market Price less the Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the period specified in Section 10.3(a) or (ii) the delivery of the written notice of election specified in this Section 10.2(d). The Company shall have no obligation to exercise the option that may be granted pursuant to the terms of this paragraph (c) of Section 10.2 hereof.

               (d) Notwithstanding anything to the contrary, the Company may delay the filing of a Registration Statement under this Section 10.2 and may withhold efforts to cause such Registration Statement to become effective if the Company determines in good faith that such registration might interfere with or affect the negotiation or completion of any material transaction or other material event that is being contemplated by the Company (whether or not a final decision has been made to undertake such material transaction at the time the right to delay is exercised). The Company may exercise such right to delay the filing or effectiveness of a Registration Statement two times and may delay the filing or effectiveness of such registration statement for not more than 90 days beyond the relevant period set forth in Section 10.3(a). Upon any delay by the Company pursuant to this Section 10.2(d) which lasts more than 60 days, the Majority of the Holders may rescind the notice given pursuant to Section 10.2(a), and the Holders will be deemed not to have exercised the right to effect the filing of a Registration Statement under Section 10.2(a) as a result of such notice.

               (e) Notwithstanding anything herein to the contrary, the obligations of the Company and rights of the Holders under Sections 10.1, 10.2 and 10.3 shall expire and terminate at such time as Ryan, Beck & Co., or its successors, shall have received from counsel to the Company an unqualified written opinion of such counsel that the Holders have the right, pursuant to the provision of Rule 144 under the Act, to sell within any three month period from the date of the opinion all Warrant Shares then held and purchasable upon exercise of the Warrants by such Holders.

          10.3 Covenants of the Company With Respect to Registration. In connection with any registration under Section 10.1 or 10.2 hereof, the Company covenants and agrees as follows:

               (a) The Company shall use its reasonable efforts to file a registration statement within fifty (50) days of receipt of any demand therefor, shall use its reasonable efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares under such registration statement such number of prospectuses as shall reasonably be requested.

               (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions which shall be paid by the Holders), fees and expenses in connection with all registration statements filed pursuant to Section 10.1 and 10.2(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

               (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

               (d) Nothing contained in this Agreement shall be construed as requiring the Holders to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

               (e) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement.

               (f) Notwithstanding anything herein to the contrary, the obligations of the Company and rights of the Holders under Sections 10.1, 10,.2 and 10.3 shall expire and terminate at such time as Ryan, Beck & Co., Inc. or its successors, shall have received from counsel to the Company an unqualified written opinion of such counsel that the Holders have the right, pursuant to the provisions of Rule 144 under the Act, to sell within any three month period from the date of the opinion all Warrant Shares then held and purchasable upon exercise of the Warrants by such Holders.

               10.4 Indemnification.

               (a) Subject to the terms of this Section 10, the Company will indemnify and hold harmless each Holder, its directors and officers, and each person, if any, who controls the Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against, and will reimburse the Holder and each such controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement filed with the Commission pursuant to Section 10, any prospectus contained therein or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by a Holder or such controlling person in writing specifically for use in the preparation thereof.

               (b) Subject to the terms of this Section 10, each Holder will severally, and not jointly, indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement filed with the Commission pursuant to Section 10, any prospectus contained therein or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon, and in strict conformity with, written information furnished by, or on behalf of, the Holder specifically for use in the preparation thereof.

               (c) Promptly after receipt by an indemnified party pursuant to the provisions of Section 10.4(a) or 10.(b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Section 10.4(a) or 10.4(b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, assume the defense thereof; or, if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, (or, in the event that the indemnified party and the indemnifying party are both named as parties in the action and it is reasonably determined, in good faith, by counsel for the indemnified party and counsel for the indemnifying party that there is such a conflict) the indemnified parties have the right to select only one (1) separate counsel to participate in the defense of such action on behalf of all such indemnified parties. After notice from the indemnifying parties to such indemnified party of the indemnifying parties' election so to assume the defense thereof, the indemnifying parties will not be liable to such indemnified parties pursuant to the provisions of said
Section 10.4(a) or 10.4(b) for any legal or other expense subsequently incurred by such indemnified parties in connection with the defense thereof, other than reasonable costs of investigation, unless (a) the indemnified parties shall have employed counsel in accordance with the provisions of the preceding sentence; (b) the indemnifying parties shall not have employed counsel satisfactory to the indemnified parties to represent the indemnified parties within a reasonable time after the notice of the commencement of the action or (c) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying parties.

     10.5 Majority. For purposes of this Agreement, the term "Majority" in reference to the Holders, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Shares that (y) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (z) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

     11.  Adjustments to Exercise Price and Number of Securities.

          11.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          11.2 Stock Dividends and Distributions. If the Company at any time, or from time to time, while the Warrants are outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, then the Exercise Price shall be proportionately decreased.

          11.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 11, the number of Warrant Shares issuable upon the exercise at the adjusted exercise price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          11.4 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the Common Stock or (ii) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common
Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

          11.5 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving entity), the corporation formed by such consolidation or merger shall execute and deliver to each Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 11. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

          11.6 No Adjustment of Exercise Price in Certain Cases.
No adjustment of the Exercise Price shall be made:

               (a) Upon the issuance or sale of the Warrants or the shares of Common Stock issuable upon the exercise of the Warrants;

               (b) If the amount of said adjustment shall be less than two cents (2 cents) per Warrant Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2 cents) per Warrant Share.

     12. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expense incidental thereto, and upon surrender and cancellation of the

Warrants, if mutilated, the Company will make and deliver a new
Warrant Certificate of like tenor, in lieu thereof.

     13. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

     14. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its reasonable efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted.

     15. Notices to Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

          (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company;
or

          (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     16.  Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

          (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

          (b)  If to the Company, to the address set forth in
Section 5 hereof or to such other address as the Company may designate by notice to the Holder; or

          (c)  If to Ryan, Beck & Co., Inc., to Ryan, Beck & Co.,
Inc. 200 Park Avenue, New York, NY 10166, Attention Randy F.
Rock; or

          (d)  If to Larkspur Capital Corporation, to Larkspur
Capital Corporation, 445 Park Avenue, New York, NY 10022,
Attention: Robert L. Goodwin.

     17. Supplements and Amendments. The Company and Ryan, Beck & Co. may from time to time supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Ryan, Beck & Co. may deem necessary or desirable and which the Company and Ryan, Beck & Co. deem shall not adversely affect the interests of the Holders.

     18. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, each Holder and their respective successors and assigns hereunder.

     19. Termination. This Agreement shall terminate at the close of business on January 25, 2005.

     20.  Governing Law; Submission to Jurisdiction.  This
Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of

Delaware and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

     The Company, the Agents and each Holder hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the federal courts located in Wilmington, Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Agents and each Holder hereby irrevocably waives any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Agents and the Holder(s) (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 16 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Agents and the Holder(s) agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     21. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     22. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     23. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     24. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Agents and any other Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the Agents and any other registered Holder.

     25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     26. Assignment. This Agreement may not be assigned without prior written consent of all parties hereto. The Warrants granted hereunder may be assigned in part, or in whole if prior to any such assignment the assignee executes and delivers to the Company a Certification, the form and content of which must be satisfactory to the Company, in which such assignee represents to the Company that such assignee is an "accredited investor" under Rule 501 of Regulation D promulgated under the Act and how such assignee is an accredited investor, and that such assignee is acquiring such designated Warrants for the assignees' own account, for investment purposes only and not with a view toward distribution or resale and agrees to be subject to and bound by all of the other conditions and provisions of this Agreement (including, but not limited to, the representations, warranties and covenants contained in Sections 3 and 7 hereof) and such assignee shall execute and deliver to the Company an agreement in form and substance substantially the same as this Agreement except for the name and number of Warrants to be issued to the assignee.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                       PERMA-FIX ENVIRONMENTAL SERVICES, INC.



                       By:
                          _______________________________________
                          Dr. Louis F. Centofanti
                          Chief Executive Officer


                       RYAN, BECK & CO., INC.



                       By:
                          ______________________________________
                          Name:
                          Title:



                        LARKSPUR CAPITAL CORPORATION


                        By:
                           ______________________________________
                           Name:
                           Title: